                                                                   EXHIBIT 10.16

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT, dated as of August 9, 1999, is entered into by and between CLEAR CHANNEL COMMUNICATIONS, INC., a Texas corporation ("Buyer"), and TUNES.COM INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of Buyer and the Company have approved the purchase by Buyer (the "Acquisition") of shares of the common stock, par value $0.01 per share of the Company (the "Company Common Stock") upon the terms and subject to the conditions set forth in this Stock Purchase Agreement (this "Agreement"); certain capitalized terms used in this Agreement are defined in Section 8.3 hereof;

         WHEREAS, Buyer and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition and also to prescribe certain conditions to the Acquisition.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Buyer and the Company hereby agree as follows:

                                   ARTICLE I.
                                 THE ACQUISITION

         SECTION 1.1. THE ACQUISITION. Upon the terms and subject to the conditions set forth in this Agreement and applicable law, the Company shall issue to Buyer, and Buyer shall purchase from the Company, the Purchased Shares.

         SECTION 1.2 PURCHASE PRICE; PURCHASED SHARES. The following calculations have been determined after giving effect to the 1.25-for-1 stock split of the Company Common Stock which shall occur immediately prior to the Company's IPO.

                  (a) The purchase price per share for the Purchased Shares (the "Per Share Purchase Price") shall be equal to the lower of $14.00 or the initial offering price per share of the Company Common Stock as offered to the public (without giving effect to any underwriters' discount) in connection with the Company's IPO.

                  (b) The number of shares of Company Common Stock to be purchased by Buyer hereunder (the "Purchased Shares") shall be equal to the number obtained by dividing (i) $14,999,999 by (ii) the Per Share Purchase Price (rounding any fractional share to the next lowest whole number.

         SECTION 1.3. CLOSING. The closing of the Acquisition shall take place simultaneously with the closing of the Company's IPO (the "Closing Date") at such place as the parties may mutually agree.

         SECTION 1.4  CLOSING OBLIGATIONS.  At the Closing:

                  (a)      The Company will deliver to Buyer:

                           (i) a stock certificate representing the Purchased Shares, duly executed and issued in the name of Buyer;

                           (ii)     the Warrant;

                           (iii)    the Registration Rights Agreement;

                           (iv)     the officer's certificate described in
         Section 6.2 hereof; and

                           (v)      the opinion of Company's counsel as
         described in Section 6.2 hereof;

                  (b)      Buyer will deliver to the Company:

                           (i) The Purchase Price, by wire transfer or such other form of same day funds as the Company shall have designated in writing to Buyer at least 24 hours prior to the Closing Date;

                           (ii)     the Registration Rights Agreement; and

                           (iii)    the officer's certificate described in
         Section 6.3 hereof.

                                   ARTICLE II.
                   REPRESENTATIONS AND WARRANTS OF THE COMPANY

         The Company hereby represents and warrants to Buyer that, except as set forth in the disclosure letter delivered by the Company to Buyer on the date hereof (the "Company Disclosure Letter"):

         SECTION 2.1. ORGANIZATION, QUALIFICATION, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and in which it presently proposes to engage and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification. The copies of the Company's charter and by-laws which have been made available to Buyer are complete and correct and in full force and effect. Each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good


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standing under the laws of its jurisdiction of incorporation or organization, has the corporate power and authority to own its properties and to carry on its business as it is now being conducted and in which it presently proposes to engage, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification. All the outstanding shares of capital stock of, or other ownership interests in, the Company's Subsidiaries are validly issued, fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of all liens, claims, charges or encumbrances.

         SECTION 2.2. CAPITAL STOCK. As of the Closing Date, the authorized capital stock of the Company will consist of 50,000,000 shares of the Company Common Stock and 5,000,000 shares of the Company's preferred stock, par value $0.01 per share (the "Company Preferred Stock"). As of the Closing Date, and assuming that none of the options, warrants or similar rights identified below are exercised between the date hereof and the Closing Date, there will be issued and outstanding 13,438,096 shares of the Company Common Stock and no shares of the Company Preferred Stock. All of the outstanding shares of the Company Common Stock have been duly authorized, validly issued and are, and will be as of the Closing Date, fully paid and non-assessable. The Purchased Shares, when issued at the Closing, will be duly authorized, validly issued, fully-paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Purchased Shares or the issue and sale thereof. As of the Closing Date, no outstanding subscriptions, options, warrants, rights or other arrangements or commitments obligating the Company to issue any shares of its stock will be outstanding, other than options and other rights to receive or acquire an aggregate of 3,946,527 shares of the Company Common Stock pursuant to:

                  (a)      Company's 1997 Stock Option Plan;

                  (b)      Company's 1999 Stock Option Plan;

                  (c)      Company Warrant expiring on the Closing Date;

                  (d)      Company Warrant expiring June, 2004;

                  (e)      Company Warrant expiring November, 2007; and

                  (f)      Company Warrant expiring no later than
December 31, 2008;

plus options and warrants which may be issued by the Company between the date hereof and the Closing Date for up to an additional 475,000 shares of Company Common Stock.

         SECTION 2.3. CORPORATE AUTHORITY RELATIVE TO THIS AGREEMENT; NO VIOLATION. The Company has the corporate power and authority to enter into this Agreement, the Warrant, and the Registration Rights Agreement; collectively, the Agreement, the Warrant and the Registration Rights Agreement are referred to as the "Transaction Documents") and to carry out its obligations hereunder and thereunder. The execution


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and delivery of the Transaction Documents, and the consummation of the transactions contemplated thereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the Transaction Documents and the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement has been duly and validly executed and delivered by the other parties hereto, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Upon the receipt by the Company of the Purchase Price, and the execution and delivery of the Warrant and the Registration Rights Agreement, each of the Warrant and the Registration Rights Agreement will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies. Other than in connection with or in compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the securities or blue sky laws of the various states (collectively, the "Company Approvals"), to the extent such laws require, no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement; provided that the Company makes no representation with respect to such of the foregoing as are required by reason of the regulatory status of Buyer or any of its Subsidiaries or facts specifically pertaining to any of them. Except for the Company Approvals (to the extent required), the Company is not subject to or obligated under any charter, bylaw or contract provision or any governmental licenses, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or carrying out the Transaction Documents.

         SECTION 2.4. REPORTS AND FINANCIAL STATEMENTS. The Company has made available to Buyer true and complete copies of the Company's Registration Statement on Form S-1, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") in connection with the initial public offering of shares of the Common Stock (the "IPO"). The Registration Statement, as of the date thereof, (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing clause (ii) shall not apply to the financial statements included in the Registration Statement (which are covered by the following sentence). The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Registration Statement (including any related notes and schedules) fairly


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present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their results of operations and cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and except that the unaudited financial statements therein do not contain all of the footnote disclosures required by GAAP).

         SECTION 2.5. NO UNDISCLOSED LIABILITIES. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, of a type required by GAAP to be reflected on a consolidated balance sheet except liabilities or obligations reflected in the Registration Statement and, to the Knowledge of the Company, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against them giving rise to any such liability or obligation.

         SECTION 2.6. NO VIOLATION OF LAW. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority except as described in the Registration Statement, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure to comply with any such law, ordinance or regulation. The Company and its Subsidiaries have all permits, licenses and governmental authorizations material to ownership or occupancy of their respective properties and assets and the carrying on of their respective businesses.

         SECTION 2.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Other than as disclosed in the Registration Statement, since June 30, 1999, the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course and there has not been any event, occurrence, development or state of circumstances or facts that has had a Material Adverse Effect on the Company. Since June 30, 1999, no dividends or distributions have been declared or paid on or made with respect to the shares of capital stock or other equity interests of the Company or its Subsidiaries nor have any such shares been repurchased or redeemed, other than dividends or distributions paid to the Company or a Subsidiary.

         SECTION 2.8. INVESTIGATIONS; LITIGATION. Except as described in the Registration Statement:

                  (a) to the Knowledge of the Company, no investigation or review by any governmental body or authority with respect to the Company or any of its Subsidiaries which would in the aggregate have a Material Adverse Effect on the Company is pending nor has any governmental body or authority notified the Company of an intention to conduct the same; and

                  (b) there are no actions, suits or proceedings pending or, to the Company's Knowledge, threatened against or affecting the Company or its Subsidiaries, or any of their respective properties or before any federal, state, local or foreign governmental body or authority, which, in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company.

         SECTION 2.9. TAX MATTERS. All federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is a member (a "Company Group") have been timely filed or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all returns filed are complete and accurate in all material respects. All Taxes due and owing by the Company, any Subsidiary of the Company or any Company Group have been paid, or adequately reserved for. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company, any Subsidiary of the Company or any Company Group nor has the Company or any Subsidiary filed any waiver of the statute of limitations applicable to the assessment or collection of any Tax, in each case, which would, individually or in the aggregate, have a Material Adverse Effect on the Company. All assessments for Taxes due and owing by the Company, any Subsidiary of the Company or any Company Group with respect to completed and settled examinations or concluded litigation have been paid. Neither the Company nor any Subsidiary is a party to any tax indemnity agreement, tax sharing agreement or other agreement under which the Company or any Subsidiary could become liable to another person as a result of the imposition of a Tax upon any person, or the assessment or collection of a Tax. The Company and each of its Subsidiaries has complied in all material respects with all rules and regulations relating to the withholding of Taxes.

         SECTION 2.10. MATERIAL CONTRACTS. Each "material contract" (as such term is defined in item 601(b)(10) of Regulation S-K under the Securities Act) to which the Company or any of its Subsidiaries is a party is (i) legal, valid, binding, enforceable, and in full force and effect; and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on substantially identical terms following the consummation of the transactions contemplated hereby. To the Company's knowledge, no party to any material contract to which the Company or any of its Subsidiaries is a party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration under any such contract and no party has repudiated any provision of any material contract.

         SECTION 2.11. ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with


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existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         SECTION 2.12. INSURANCE. The Company and each of its Subsidiaries carry, or are covered by, insurance, including self insurance, in such amounts and covering such risks as are adequate for the conduct of their respective businesses and the value of their respective properties and as are customary for companies engaged in similar industries.


                                  ARTICLE III.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to the Company that except as set forth in the Buyer Disclosure Letter delivered to the Company on the date hereof:

         SECTION 3.1. ORGANIZATION, QUALIFICATION, ETC. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas .

         SECTION 3.2. CORPORATE AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer has the corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Buyer and no other corporate or stockholder proceedings on the part of Buyer are necessary to authorize this Agreement and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement has been duly and validly executed and delivered by the other parties hereto, this Agreement constitutes the valid and binding agreement of Buyer, enforceable against it in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Other than in connection with or in compliance with the provisions of the Securities Act, the Exchange Act, the HSR Act, and the securities or blue sky laws of the various states (collectively, the "Buyer Approvals"), to the extent such laws require, no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement or the Registration Rights Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, in the aggregate, have a Material Adverse Effect on Buyer; provided that Buyer makes no representation with respect to such of the foregoing as are required by reason of the regulatory status of the Company or any of its Subsidiaries or facts specifically pertaining to any of them.

         SECTION 3.3. INVESTMENT INTENT. Buyer is purchasing the Purchased Shares and the Warrant for its own account, solely for the purpose of investment and not with a view to the distribution or sale thereof in violation of the securities laws.


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

         SECTION 3.4 NO REGISTRATION. Buyer understands that the offering and sale to Buyer of the Purchased Shares and the Warrant is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act. Buyer is an accredited investor within the meaning of Regulation D under the Securities Act.

         SECTION 3.5 INVESTOR QUALIFICATIONS. Buyer (a) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Purchased Shares, (b) is able to bear the complete loss of its investment in the Purchased Shares, and (c) has had the opportunity to ask questions of, and receive satisfactory answers from, the Company and its management concerning the terms and conditions of the offering of the Purchased Shares and to obtain additional information. Buyer is not relying upon any statements or instruments made or issued by any Person other than the Company and its officers in making its decision to invest in the Purchased Shares.

         SECTION 3.6 RELIANCE. Buyer acknowledges that the Company is relying upon the representations and warranties contained herein in determining to make the sale of the Purchased Shares and the Warrant, and Buyer consents to such reliance.

                                   ARTICLE IV.
                                    COVENANTS

         SECTION 4.1. CONDUCT OF BUSINESS. Except as contemplated by this Agreement and in the Company Disclosure Letter or the Buyer Disclosure Letter, or as necessary or appropriate to satisfy the obligations hereunder, prior to the Closing Date or the date, if any, on which this Agreement is earlier terminated pursuant to Section 6.1, and except as may be agreed to by the other parties hereto or as may be permitted pursuant to this Agreement:

                  (a)      The Company:

                           (i)      shall, and shall cause each of its
Subsidiaries to, conduct its operations according to their ordinary and usual course of business; provided, however, that nothing contained in this proviso shall limit the Company's ability to authorize or propose, or enter into, an agreement with respect to any acquisitions or to issue any debt or equity securities;

                           (ii)     shall use its reasonable efforts, and cause
each of its Subsidiaries to use its reasonable efforts, consistent with prudent business practice to (A) preserve intact its business organizations and goodwill in all material respects, (B) keep available the services of its officers and employees as a group, subject to changes in the ordinary course, and (C) maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with them, in each case as a group;


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                           (iii) shall notify Buyer of any emergency or other
change in the normal course of its or its Subsidiaries' respective businesses or in the operation of its or its Subsidiaries' respective properties and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental body or authority if such emergency, change, complaint, investigation or hearing could have a Material Adverse Effect on the Company; and

                           (v)      shall not take any action which would make
any representation or warranty in Article II hereof untrue or incorrect.

                  (b) Buyer shall not take any action which would make any representation or warranty in Article III hereof untrue or incorrect.

         SECTION 4.2. CONFIDENTIALITY. It is acknowledged and agreed by each party that any confidential information divulged in connection with this Agreement or the transactions contemplated hereby by one party to the other is in all respects of a confidential and proprietary nature, and that any disclosure or use of such information by the recipient, except in connection with the transactions contemplated hereby, can and will involve serious harm or damage to the businesses of the parties. Therefore, each party covenants that it will not, either directly or indirectly through any agent, employee or otherwise, disclose any such information (except any information required by law to be disclosed or generally available to the public other than as a result of a disclosure in violation of this Agreement) either in whole or in part to any third party. Without limiting the generality of the foregoing, each party covenants that it will disclose such information only to those of its officers, directors, employees, agents, accountants, attorneys, consultants and other advisors who need to know such information in connection with the consummation of the transactions contemplated herein.

         SECTION 4.3. FILINGS. Subject to the terms and conditions herein provided, the Company and Buyer shall use reasonable efforts to cooperate with one another in (i) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party, the United States government or any agencies, departments or instrumentalities thereof or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, including as may be required under state blue sky or securities laws.

         SECTION 4.4. FURTHER ASSURANCES. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of the Company and Buyer shall take all such necessary action.

         SECTION 4.5. ADDITIONAL REPORTS. The Company shall furnish to Buyer copies of any reports of the type referred to in Section 2.4 which it files with the SEC on or after the date hereof, and the Company represents and warrants that as of the respective dates


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

thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing shall not apply to the financial statements contained therein (which are covered by the following sentence). Any consolidated financial statements included in such reports (including any related notes and schedules) will fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and except that such financial statements will not include all of the notes required by GAAP).

         SECTION 4.6. NOTICE OF DEVELOPMENT. The Company will give prompt written notice to the Buyer of any development that would have a Material Adverse Effect on the Company or that would result in a breach of any of the representations and warranties in Article II hereof. No disclosure by the Company pursuant to this Section 4.6, however, shall be deemed to amend or supplement the Company Disclosure Letter or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         SECTION 4.7. PUBLIC ANNOUNCEMENTS. Unless otherwise required by applicable law or the requirements of any listing agreement with any applicable stock exchange, Buyer and the Company shall each use their reasonable efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

        SECTION 4.8 RESTRICTED NATURE OF SHARES. Buyer acknowledges that the Purchased Shares will be restricted securities under the Securities Act which may not be sold or offered for sale in the absence of an effective registration statement as to such Purchased Shares under the Securities Act or an opinion of counsel satisfactory to the Company that such registration is not required. Buyer agrees it will not transfer, by way of gift or otherwise, or sell the Purchased Shares or any part thereof, unless such Purchased Shares have been registered under the Securities Act and any applicable state securities laws or it first obtains, at its own expense, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company that the transfer of such Common Shares may be effected without registration under the Securities Act and any applicable state securities laws. Buyer acknowledges that the certificates evidencing the Purchased Shares will contain a legend to such effect.

        SECTION 4.9 STRATEGIC MARKETING ARRANGEMENT. Promptly following the Closing, Buyer and the Company will in good faith seek to establish a mutually beneficial strategic cross sales and marketing agreement and, to that end, will consider: (i) the Company providing (subject to any third party licensing restrictions) selected portions of its content on Buyer radio Web sites; (ii) data sharing (subject to any user privacy


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restrictions) between the Company Web sites and Buyer radio Web sites; and/or
(iii) joint sales efforts.

        SECTION 4.10 REIMBURSEMENT OF BUYER'S EXPENSES. If the sale of the Purchased Shares provided for herein is not consummated because any condition to the obligations of the Buyer set forth in Section 5.1 or Section 5.2 hereof is not satisfied, because of any termination pursuant to Section 6.1(b) or Section 6.1(e) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Buyer, the Company will reimburse the Buyer on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Purchased Shares, provided, however, that such reimbursement shall not exceed $20,000.00.

                                   ARTICLE V.
                              CONDITIONS TO CLOSING

         SECTION 5.1. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company and Buyer to consummate the Acquisition are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions.

                  (a) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC.

                  (b) No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits the consummation of the transactions contemplated hereby. No action or proceeding by any Governmental Entity shall have been commenced (and be pending), or, to the knowledge of the parties hereto, threatened, against the Company or Buyer or any of their respective affiliates, partners, associates, officers or directors, or any officers or directors of such partners, seeking to prevent or delay the transactions contemplated hereby or challenging any of the terms of provisions of this Agreement or seeking material damages in connection therewith.

         SECTION 5.2. CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the Acquisition are subject to the satisfaction or waiver by Buyer on or prior to the Closing Date of the following further conditions:

                  (a) The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the Closing Date with the same effect as though made as of the Closing Date except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date.


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

                  (b) The Company shall have performed in all material respects all material obligations and complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it prior to the Closing Date.

                  (c) The Company shall have delivered to Buyer a certificate, dated the Closing Date and signed by its Chief Executive Officer, Chief Financial Officer or any Senior Vice President or Vice President, certifying to both Section 5.2(b) and 5.2(c).

                  (d) The Company shall have furnished to the Buyer the opinion of Freeborn & Peters, counsel for the Company, dated the Closing Date, to the effect that:

                           (i) The Company is validly existing as a corporation
                  in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as it is now being conducted and the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, to the best of such counsel's knowledge, are owned by the Company or a Subsidiary, except (A) as reflected in the Company's financial statements,
                  (B) as described in the Registration Statement or (C) as set forth in the Company Disclosure Letter; and, to such counsel's knowledge, except as otherwise disclosed, the outstanding shares of capital stock of each of the Subsidiaries are owned free and clear of all liens, encumbrances and security interests and no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding.

                           (ii) The Company has authorized and outstanding
                  capital stock as set forth under Section 2.2 of this Agreement, the authorized shares of its Common Stock have been duly authorized; the outstanding shares of its Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Purchased Shares, including the shares of Common Stock issuable upon exercise of the Warrant, if any, have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement or the Warrant, as applicable; and, to the knowledge of such counsel, no preemptive rights of stockholders exist with respect to any of the Purchased Shares or the shares of Common Stock issuance upon exercise of the Warrant or the issue and sale thereof.

                           (iii) Except as described in the Company Disclosure
                  Letter, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them any of the Purchased Shares or the shares of Common Stock issuable upon exercise of the Warrant.

                           (iv) The Registration Statement has become effective
                  under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                           (v) To such counsel's knowledge, there are no
                  contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement are fairly summarized in all material respects.

                           (vi) To such counsel's knowledge there are no
                  material legal proceedings pending or threatened against the Company or any of the Subsidiaries which is of a character required to be disclosed in the Registration Statement and which has not been properly disclosed therein.

                           (vii) The execution and delivery of this Agreement
                  and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the charter, as amended, or by-laws, as amended, of the Company, or to such counsel's knowledge, any agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound, except a conflict, breach or default which would not have a Material Adverse Effect on the Company.

                           (viii) This Agreement has been duly authorized,
                  executed and delivered by the Company.

                           (ix) No approval, consent, order, authorization,
                  designation, declaration or filing by or with any regulatory, administrative or other governmental body having jurisdiction over the Company is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by state securities and blue sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

In rendering such opinion, such counsel may rely (A) as to matters governed by the laws of states other than Delaware or Federal laws on local counsel in such jurisdictions, provided that in each case such counsel shall state that they believe that they and the Buyer are justified in relying on such other counsel and (B) as to matters of fact, on certificates of responsible officers of the Company and certificates or other written statements of officers or departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and any Subsidiary. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the Act as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to matters pertaining to statistical information contained in the Registration Statement or financial statements, schedules and other financial information contained or incorporated by reference in the Registration Statement).

                  (e) The Registration Rights Agreement shall have been authorized, approved and adopted by the requisite vote of the stockholders and directors of the Company.

         SECTION 5.3. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following further conditions:

                  (a) The representations and warranties of Buyer contained herein shall be true and correct in all material respects as of the Closing Date with the same effect as though made as of the Closing Date except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date.

                  (b) Buyer shall have performed in all material respects all material obligations and complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it prior to the Closing Date.

                  (c) Buyer shall have delivered to the Company a certificate, dated the Closing Date and signed by its Chief Executive Officer, Chief Financial Officer or a Senior Vice President, certifying to both such effects.

                                   ARTICLE VI.
                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 6.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

                  (a)      by mutual written consent of Buyer and the Company;

                  (b) by Buyer (provided that Buyer is not then in material breach of any representation, warranty, covenant or other agreement contained herein), upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case continuing five (5) days following notice to the Company of such breach or untruth or of a nature such that the conditions set forth in Section 5.2(a) or Section 5.2(b), as the case may be, would be incapable of being satisfied by the date of the closing of the IPO; provided that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 6.1(b);

                  (c) by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), upon a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case continuing five (5) days following notice to Buyer of such breach or untruth or of a nature such that the conditions set forth in Section 5.3(a) or Section 5.3(b), as the case may be, would be incapable of being satisfied by the date of the closing of the IPO; provided that, in any case a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 6.1(c);

                  (d) by either Buyer or the Company (provided that the party seeking to so terminate this Agreement is not then in material breach of Section 4.3) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Acquisition and such order, decree or filing or other action shall have become final and nonappealable; or

                  (e) by either Buyer or the Company, if the IPO shall not have closed by August 27, 1999.

         SECTION 6.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Buyer as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Buyer or the Company or their respective officers or directors, except as set forth in Section 4.2 which shall survive termination and except to the extent that such termination results from the breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         SECTION 6.3. AMENDMENT. This Agreement may be amended by the parties at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         SECTION 6.4. EXTENSION; WAIVER. At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this

Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         SECTION 6.6. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement or other action attributed to the Board of Directors pursuant to Section 6.1, an amendment of this Agreement pursuant to
Section 6.3 or an extension or waiver pursuant to Section 6.4 shall, in order to be effective, require in the case of Buyer, or the Company, action by its Board of Directors, acting by the affirmative vote of a majority of the members of the entire Board of Directors.

                                  ARTICLE VII.
                               GENERAL PROVISIONS

         SECTION 7.1. SURVIVAL OF REPRESENTATIONS. All of the representations and warranties of the parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

         SECTION 7.2. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by facsimile transmission or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such address for a party as shall be specified by like notice):

                  (a)      if to the Company, to:

                           Tunes.com Inc.
                           640 N. LaSalle
                           Suite 560
                           Chicago, IL  60614
                           Attention:  Howard A. Tullman
                           Facsimile No.: (312) 654-1099

                  with a copy to:

                           Freeborn & Peters
                           311 South Wacker Drive
                           Suite 3000
                           Chicago, IL 60606
                           Attention:  Michael E. Shabat
                           Facsimile No.: (312) 360- 6575

                  (b)      if to Buyer, to:

                           Clear Channel Communications, Inc.
                           200 Concord Plaza
                           Suite 600
                           San Antonio, Texas 78216
                           Attention: Randall Mays
                           Facsimile No.: (210) 822-2299

                  with a copy to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           300 Convent Street
                           Suite 1500
                           San Antonio, Texas 78205
                           Attention:  Stephen C. Mount, Esq.
                           Facsimile No.: (210) 224-2035

         SECTION 7.3.  DEFINITIONS.  For purposes of this Agreement:

                  "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                  "IPO" is defined in Section 3.4.

                  "Knowledge" or "Know" means, with respect to the matter in question, if any of the executive officers of the Company or Buyer, listed on
SCHEDULE 8.3(g) hereof, as the case may be, has actual knowledge of such matter.

                  "Material Adverse Effect" means, any adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or business prospects of the Company or Buyer, as the case may be, or its respective Subsidiaries that is material to the Company or Buyer, as the case may be, and its respective Subsidiaries taken as a whole.

                  "Person" means any natural person, firm, individual, business trust, trust, association, corporation, partnership, joint venture, company, unincorporated entity or Governmental Entity.

                  "Registration Rights Agreement" means the Second Amended and Restated Registration Rights Agreement, in the form attached as EXHIBIT A, to be executed and delivered by the parties at the Closing.

                  "Registration Statement" is defined in Section 3.4.

                  "Subsidiary" or "Subsidiaries" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

                  "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, transfer, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

                  "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  "Warrant" means the Warrant to Purchase Shares of Common Stock, in the form attached hereto as EXHIBIT B, to be issued by the Company to Buyer at the Closing. The number of shares of Company Common Stock to be purchased under the Warrant shall be equal to one and one-half times the number of shares of Company Common Stock actually purchased by the Buyer under this Agreement, and the exercise price shall be equal to the Per Share Purchase Price.

         SECTION 7.4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         SECTION 7.5. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and is not intended to confer upon any person other than the parties any rights or remedies hereunder.

         SECTION 7.6. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         SECTION 7.7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any applicable conflicts of law.

         SECTION 7.8. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Delaware.

         SECTION 7.9. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         SECTION 7.10. INTERPRETATION. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever. The disclosure of any matter in any section of a Disclosure Letter hereto shall not be deemed to constitute an admission by any party or to otherwise imply that any such matter is material or may have a Material Adverse Effect for purposes of this Agreement.

         SECTION 7.11. FINDERS OR BROKERS. Except as provided on SCHEDULE 7.11, neither the Company nor Buyer nor any of their respective Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Acquisition.

         IN WITNESS WHEREOF, Buyer and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                CLEAR CHANNEL COMMUNICATIONS, INC.


                                By:    /s/ Clear Channel Communications, Inc.
                                       --------------------------------------
                                Name:
                                       --------------------------------------
                                Title:
                                       --------------------------------------


                                TUNES.COM INC.


                                By:    /s/ Howard A. Tullman
                                       ---------------------------------------
                                       Howard A. Tullman, Chief Executive
                                       Officer







                  [Signature page to Stock Purchase Agreement]